Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Loar Holdings Inc. 2024 Equity Incentive Plan of our report dated April 2, 2024 (except Note 19, as to which the date is April 23, 2024), with respect to the consolidated financial statements of Loar Holdings Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-278475) and related Prospectus of Loar Holdings Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, CT

April 25, 2024